Exhibit 10.5

RESTRICTED STOCK AWARD AGREEMENT

This Restricted Stock Award (the “Award”) is granted as of «Grant_Date» by Greater Bay Bancorp (the “Company”), to «Fname» «Lname» (the “Grantee”) in accordance with the following terms and conditions:

1.	Award. The Company hereby awards the Grantee «RS_Granted» shares of Common Stock of the Company (the “Shares”), no par value, pursuant to the Greater Bay Bancorp Amended and Restated 1996 Stock Option Plan, as amended (the “Plan”), upon the terms and conditions and subject to the Restrictions set forth herein. All capitalized terms not defined herein shall have the meanings given them in the Plan.

2.	Term. Subject to earlier vesting of the Shares as provided in the Plan, the Restrictions set forth herein shall lapse and the Shares shall vest in accordance with the provisions of Section 6 below. This agreement shall terminate when all of the Shares either have vested in accordance with Section 6 or have been forfeited in accordance with Section 4, which shall occur no later than «Expiration_Date»,

3.	Restrictions. The Shares shall be subject to the forfeiture Restrictions set forth in Section 4 and the Restrictions on transfer set forth in Section 5.

4.	Termination of Service and Forfeiture of Restricted Stock. In the event that the Grantee’s Service as an Employee terminates as a result of termination by the Company for “cause” as defined in the Plan, or any other event resulting in the termination of Grantee’s Service not specified in Section 6(b) below, the Shares subject to the Award shall be vested only to the extent such Shares were vested as of the date of such termination. In such event, the Grantee shall forfeit any Restricted Stock subject to the Award as to which Restrictions had not yet lapsed under Section 6, and the Restricted Stock so forfeited shall be returned to the Company.

5.	Restrictions on Transfer. This Award and all rights hereunder may not be transferred by the Grantee other than by will, by written beneficiary designation or by the laws of descent and distribution. During the lifetime of the Grantee, Restricted Stock may only be earned by and issued to the Grantee. Shares that have vested and are no longer subject to Restrictions pursuant to Section 6 may be transferred by the Grantee, subject to applicable federal and state securities law restrictions. No non-permitted transferee of the Grantee shall have any right in or claim to any Restricted Stock.

6.	Lapse of Restrictions.

(a)	Longevity Restrictions. Subject to prior forfeiture as provided in Section 4, the Restrictions shall lapse with respect to the Shares covered by this Award, in the following installments, provided that the Grantee’s Service as an Employee continues through the specified dates:

(1)	such Restrictions shall lapse with respect to __% of the Shares on «Vest1Date»;

(2)	such Restrictions shall lapse with respect to an additional __% of the Shares on «Vest2Date»;

(3)	such Restrictions shall lapse with respect to an additional __% of the Shares on «Vest3Date»;

(4)	such Restrictions shall lapse with respect to an additional __% of the Shares on «Vest4Date»;

(5)	such Restrictions shall lapse with respect to an additional __% of the Shares on «Vest5Date».

(b)	Death, Disability or Retirement. Subject to prior forfeiture as provided in Section 4, the Restrictions shall lapse with respect to 100% of the Shares covered by this Award, in the event that the Grantee’s Service as an Employee terminates as a result of Grantee’s death or Total and Permanent Disability, or in the event of Grantee’s Retirement.

(c)	Change in Control. Upon a Change in Control, all Restrictions shall lapse.

(d)	Delivery of Certificates; Withholding Taxes. Upon the lapse of the Restrictions, the Company shall cause new certificates with respect to such Shares to be issued and delivered to the Grantee, free from the legend provided for in Section 7 and any of the other Restrictions. Notwithstanding the foregoing, no such new certificate shall be delivered to the Grantee unless and until the Grantee shall have paid to the Company in cash the full amount of all federal and state withholding or other employment taxes applicable to the taxable income of the Grantee resulting from the Award of Restricted Stock or the lapse of the Restrictions or withholding is otherwise provided for to the satisfaction of the Committee.

(e)	Treatment of Fractional Shares. For vesting purposes, any fractional Shares shall be rounded down to the nearest whole number, provided that such fractional Shares shall be aggregated and vested on the date when all Restrictions lapse or expire.

(f)	Action by Committee. The Committee shall have the authority, in its sole and absolute discretion, to accelerate the time at which any or all Shares granted hereby shall vest, or to remove any or all of the Restrictions applicable to such Shares whenever the Committee may determine that such action is appropriate by reason of changes to applicable tax or other laws.

7.	Legend. If Restricted Stock is held in certificated form, until all Restrictions lapse and new certificates are issued pursuant to Section 6(d), certificates representing shares of Restricted Stock issued pursuant to this Agreement shall bear the following legend:

“The shares represented by this certificate are subject to reacquisition by Greater Bay Bancorp, and such shares may not be sold or otherwise transferred except pursuant to the provisions of the Restricted Stock Award Agreement by and between Greater Bay Bancorp and the registered owner of such shares.”

8.	Certificate for the Shares.

(a)	Until all Restrictions have lapsed, the Secretary or such other escrow holder as the Committee may appoint shall retain custody of the stock certificates or book entry shares representing the Restricted Stock subject to the Award; provided, however, that in no event shall the Grantee retain physical custody of any certificates representing shares of Restricted Stock awarded to him or her.

(b)	The Grantee further agrees that simultaneously with his or her execution of this Agreement, he or she shall execute stock powers in favor of the Company with respect to the Shares granted hereunder and that he or she shall promptly deliver such stock powers to the Company.

9.	Rights as a Stockholder. Upon the delivery of Restricted Stock to the escrow holder pursuant to Section 8(a), the Grantee shall have all the rights of a stockholder of the Company with respect to the Restricted Stock, subject to the Restrictions and the Restricted Stock Agreement, including the right to vote the Restricted Stock and the right to receive all dividends or other distributions paid or made with respect to the Restricted Stock; provided, however, that any additional Shares of Restricted Stock to which Grantee shall be entitled as a result of stock dividends, stock splits or any other form of recapitalization in respect of Shares of Restricted Stock subject to Restrictions shall also be subject to the Restrictions until the Restrictions on the underlying shares of Restricted Stock lapse or expire. Grantee acknowledges that any dividends paid to Grantee with respect to any Share of the Restricted Stock prior to the lapse of any Restrictions with respect to such Share shall be compensation income rather than dividend income unless Grantee has made an election under Section 83(b) of the Code with respect to such Share.

10.	Removal of Legends on Certificates and Return of Stock Powers. When the Company delivers to the Grantee the certificates in respect of Shares distributed pursuant to Section 6(d) above, the Grantee shall also receive back the related stock power held by the Company pursuant to Section 8(b) above. The distributed Shares shall be free of the Restrictions and such certificate shall not bear the legend provided for in Section 7 above.

11.	Adjustments for Capital Changes. In the event of any change in the outstanding shares of the Company’s Stock resulting from any stock dividend or split, recapitalization, merger, consolidation, spin-off, reorganization, combination or exchange of shares, or other similar capital adjustment, or other increase or decrease in such shares without receipt or payment of consideration, the Committee shall adjust this Award in accordance with the Plan.

12.	Plan and Plan Interpretations as Controlling. The terms of the Plan are incorporated herein by reference. This Award and the terms and conditions herein set forth are subject in all respects to the terms and conditions of the Plan, which are controlling. All determinations and interpretations of the Committee shall be binding and conclusive upon the Grantee or his or her legal representatives or beneficiary with regard to any questions arising hereunder or under the Plan. Terms used in this Agreement have the same meanings as the definitions of those terms in the Plan.

13.	Grantee Employment. Nothing in this Agreement shall limit the right of the Company to terminate the Grantee’s employment, or otherwise impose upon the Company any obligation to employ or accept the services of the Grantee.

14.	Code Section 83(b) Election. Grantee agrees to notify the Company immediately in writing in the event Grantee makes an election under Section 83(b) of the Internal Revenue Code (or any successor provision) or corresponding provisions of state or local tax laws with respect to this Award. In that event, any required withholding and/or employment tax payments as a result of such election shall thereupon be made. Such withholding may be from the Grantee’s compensation from the Company, from cash supplied by the Grantee, or (to the extent permitted by law) from Restricted Stock otherwise issuable to the Grantee.

15.	Assignment. Subject to the restrictions on transfer set forth in Section 5, the terms of this Agreement shall be binding upon the beneficiaries, executors, administrators, heirs and successors of the Grantee.

16.	Securities Laws. The issuance of Restricted Stock shall be subject to applicable federal or state securities law restrictions, as the Company is advised by its counsel.

17.	Notices. Any notices provided for in this Award or the Plan shall be given in writing and shall be deemed effectively given upon receipt or, in the case of notices delivered to Grantee, five (5) days after deposit in the United States mail, postage prepaid, addressed to Grantee at the address set forth in the records of the Company or at such other address as is designated by written notice from Grantee to the Company.

18.

Separate Advice and Representation. The Company is not providing Grantee with advice, warranties, or representations regarding any of the legal, tax or business effects to Grantee with respect to the Plan or this Award. Grantee is encouraged to seek legal, tax and business advice from Grantee’s own legal, tax and business advisers as soon as possible. By accepting this Award and the Shares covered thereby, Grantee acknowledges that Grantee has not relied on legal, tax or business advice from the law firm of Manatt, Phelps & Phillips, LLP (or any of its partners, employees or independent contractors) with respect to the Plan or this Award and that such law firm represented solely the Company with respect to the Plan and this Award. Grantee specifically waives any actual or apparent conflict of interest of, and releases from any liability, such law firm (and its partners, employees and independent contractors) with respect to the Plan and this Award. By accepting this Award and the Shares covered thereby, and by signing this instrument, Grantee acknowledges that Grantee is familiar with the terms of the Agreement and the Plan, that Grantee has been encouraged by the Company to discuss the Award and the Plan with Grantee’s own legal, tax and business advisers, and that Grantee agrees to be bound by the terms of this Agreement and the Plan.

Dated as of this      day of                     , 2005.

Greater Bay Bancorp

By:
Peggy Hiraoka, Executive Vice President Human Resources

The undersigned:

(a)	Acknowledges receipt of the foregoing Award and understands that the Award is subject to the Restrictions set forth in this Agreement and the Plan;

(b)	Agrees that, in consideration of this Award, Grantee will comply with all the terms and conditions of this Agreement and the Plan;

(c)	Acknowledges that as of the date of this Award, this Agreement and the Plan set forth the entire understanding between the undersigned Grantee and the Company regarding the acquisition of the Restricted Stock and supersede all prior oral and written agreements on that subject.

Dated as of this      day of                     , 2005.

By:
«Fname» «Lname»

SSN:	«SSN»